UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2017

PC Connection, Inc.

(Exact Name of Company as Specified in Charter)

Delaware	0‑23827	02‑0513618
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

730 MILFORD ROAD,

MERRIMACK, NEW HAMPSHIRE, 03054

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code:  (603) 683‑2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐  Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐  Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)  On January 13, 2017, Donald Weatherson notified PC Connection, Inc. (the “Company”) of his resignation as a Director of the Company, effective immediately. Mr. Weatherson was Chair of the Company’s Audit Committee and a member of the Company’s Compensation Committee. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Mr. Jack Ferguson will replace Mr. Weatherson as Chair of the Audit Committee and as a member of the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC CONNECTION, INC.

Date: January 17, 2017	By:	/s/ Timothy McGrath
Timothy McGrath
President and Chief Executive Officer